Exhibit 23

Consent of independent certified public accountants

Board of Directors

International Speedway Corporation

We consent to the incorporation by reference in the Registration Statement (Form S-8 No.333-65868) pertaining to the 1996 Long-Term Stock Incentive Plan of International Speedway Corporation of our report dated January 16, 2003, with respect to the consolidated financial statements and schedule of International Speedway Corporation included in the Annual Report (Form 10-K) for the year ended November 30, 2002.

                                                                                                                     /s/  Ernst & Young LLP

Jacksonville, Florida

January 27, 2003